UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2021

_________________________________________________________
Barings Capital Investment Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-01348	85-0654007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class            Trading Symbol            Name of Each Exchange on Which Registered
None                 N/A                    N/A        _________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Senior Secured Revolving Credit Agreement
On January 15, 2021, Barings Capital Investment Corporation (the “Company”) entered into a senior secured revolving credit agreement (the “Credit Facility”) with ING Capital LLC (“ING”), as administrative agent, and the lenders party thereto. The initial commitments under the Credit Facility total $65.0 million. The Credit Facility has an accordion feature that allows for an increase in the total commitments of up to $100.0 million, subject to certain conditions and the satisfaction of specified financial covenants. The Company can borrow foreign currencies directly under the Credit Facility. The Credit Facility, which is structured as a revolving credit facility, is secured primarily by a material portion of the Company’s present and future property and assets and guaranteed by certain subsidiaries of the Company. The final maturity date of the Credit Facility is January 14, 2022.
Borrowings under the Credit Facility bear interest on a per annum basis equal to (i) for borrowings denominated in U.S. Dollars, subject to the Company’s election, the alternate base rate plus 1.50% or the adjusted eurocurrency rate plus 2.50%, (ii) for borrowings denominated in Pounds Sterling, Swiss Francs, Euros, Canadian Dollars, Danish Krone, Norwegian Krone or Swedish Krona, the adjusted eurocurrency rate plus 2.50%, (iii) for borrowings denominated in Australian Dollars, the adjusted eurocurrency rate, plus 2.70%, or (iv) for borrowings denominated in New Zealand Dollars, the adjusted eurocurrency rate, plus 2.80%. The alternate base rate is equal to the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.50%, (iii) the overnight bank funding rate plus 0.50%, (iv) the adjusted three-month LIBOR plus 1.00% and (v) 1.00%. The adjusted eurocurrency rate is equal to the eurocurrency rate for the applicable interest period plus any applicable statutory reserve rate for such interest period, subject to a 0.00% floor. The Company pays a commitment fee on undrawn amounts.
The Credit Facility contains certain affirmative and negative covenants, including but not limited to (i) maintaining minimum shareholders’ equity, (ii) maintaining a minimum asset coverage ratio of (a) 150% at any time that more than 70% of the total fair value of the Company’s portfolio comprises cash, cash equivalents, long-term U.S. government securities or first lien loans to portfolio companies, or (b) 167% or 200% at specified concentrations of such assets at amounts less than or equal to 70% of the total fair value of the Company’s portfolio, (iii) meeting a minimum liquidity test and (iv) maintaining the Company’s status as a regulated investment company under the Internal Revenue Code of 1986, as amended, and as a business development company under the Investment Company Act of 1940, as amended. The Credit Facility also contains customary events of default with customary cure and notice provisions, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy, certain change of control events, and the occurrence of a material adverse effect. The Credit Facility also permits the administrative agent to select an independent third-party valuation firm to determine valuations of certain portfolio investments for purposes of borrowing base provisions. In connection with the Credit Facility, the Company also entered into new collateral documents.
ING and other lenders under the Credit Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.
The above description is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to a copy of the Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Guarantee, Pledge and Security Agreement
The Company, BCIC Holdings, Inc., ING, as administrative agent, each Financing Agent (as such term is defined in the Guarantee, Pledge and Security Agreement) or Designated Indebtedness Holder (as such term is defined in the Guarantee, Pledge and Security Agreement) that becomes a party thereto and ING, as collateral agent, entered into that certain Guarantee, Pledge and Security Agreement (the “Guarantee, Pledge and Security Agreement”), dated as of January 15, 2021, pursuant to which the Company’s obligations under the Credit Agreement are secured by a first-priority security interest (subject to certain exceptions) in substantially all of the present and future property and assets of the Company and the subsidiary guarantors.
The above description is only a summary of the material provisions of the Guarantee, Pledge and Security Agreement and is qualified in its entirety by reference to a copy of the Guarantee, Pledge and Security Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.    Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Senior Secured Revolving Credit Agreement, dated as of January 15, 2021, among Barings Capital Investment Corporation, the lenders party thereto and ING Capital LLC, as administrative agent.
10.2
Guarantee, Pledge and Security Agreement, dated as of January 15, 2021, among Barings Capital Investment Corporation, the subsidiary guarantors party thereto, each financing agent or designated indebtedness holder party thereto and ING Capital LLC, as administrative agent and collateral agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings BDC, Inc.

Date: January 22, 2021	By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer